                                                                    EXHIBIT 5.1




                       [PROSKAUER ROSE LLP LETTERHEAD]



                                                           May 7, 2004



MarketAxess Holdings Inc.
140 Broadway, 42nd Floor
New York, NY 10005


Re: Issuance of Shares of Common Stock pursuant to
    Registration Statement
    No. 333-112718
    ----------------------------------------------

Ladies and Gentlemen:

We are acting as counsel to MarketAxess Holdings Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement (the "Registration Statement") on Form S-1 (No. 333-112718) relating to (i) the sale by the Company of up to 3,000,000 shares (the "Company Shares") of the Company's common stock, $0.003 par value per share (the "Common Stock") and (ii) the sale by certain selling stockholders named in the Registration Statement (the "Selling Stockholders") of up to 7,350,000 shares of Common Stock (the "Selling Stockholder Shares" and, together with the Company Shares, the "Shares").

As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate minutes relating to the issuance of the Shares and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that (i) the Company Shares, when issued pursuant to, and as described in the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance), will be duly authorized, validly issued, fully paid and non-assessable, and (ii) the Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

PROSKAUER ROSE LLP

May 7, 2004
Page 2


We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not admit thereby that we are in the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholders or the Shares.




                                          Very truly yours,



                                          /s/ Proskauer Rose LLP